Exhibit 99.1

General Cannabis Corp. to Acquire Cannasseur

Strategic Rollup Strategy Drives Revenue Growth, Creating Increased Shareholder Value

DENVER, April 09, 2020 (GLOBE NEWSWIRE) -- General Cannabis Corp (OTCQX: CANN) executed a definitive purchase agreement to acquire The Organic Seed, LLC, doing business under the name Cannasseur, located in Pueblo West, Colorado.  Cannasseur, a vertically integrated company that commenced operations in 2013, operates:

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A recreational retail dispensary;

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A 12,000 square foot light deprivation greenhouse; and

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A manufacturing facility, that produces Dabtek, a product line of infused concentrates

“The acquisition of Cannasseur is integral to our growth strategy of acquiring and operating cultivation, manufacturing and retail assets,” said General Cannabis CEO Steve Gutterman. “Further, it enables us to provide products and services to customers who depend on cannabis-based products for medicinal support.”

General Cannabis anticipates that with some modernization and process improvements to the existing cultivation center, it can significantly increase production at Cannasseur in its first full year of ownership. The company anticipates that once the acquisition and integration is complete, Cannasseur should generate over approximately $4 million of incremental annual revenue.

The acquisition agreement provides that General Cannabis will acquire Cannasseur for $2.35 million of General Cannabis common equity, priced at the time of closing, subject to a floor of $0.45 per share and a ceiling of $0.55 per share. This all-stock transaction represents the successful execution of many months of work. The acquisition is subject to standard closing conditions, including approvals by Colorado state and local regulators. With this acquisition, General Cannabis will continue to capitalize on Colorado’s new regulation that allows public companies to own and operate licensed cannabis assets.

Said Gutterman, “We expect the Cannasseur acquisition to represent an excellent example of our strategy to find attractive assets and utilize our in-house capabilities to improve performance and financial results. We will continue to look for similar opportunities that meet our acquisition criteria.”

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. The company is a trusted partner to the cultivation, production and retail sides of the cannabis business. It achieves this through a combination of strong operating divisions, capital investments and real estate. As a synergistic holding company, the company’s divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. The company’s website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the following statements: the potential benefits of the acquisition to General Cannabis and its growth strategy; General Cannabis’ anticipation that with some modernization and process improvements to the existing cultivation center, it can increase production at Cannasseur significantly in the first year of ownership; General Cannabis’ expectation that once the acquisition and integration has been completed, Cannasseur will generate over $4 million in incremental annual revenue; and statements regarding the Cannasseur acquisition representing an excellent example of the company’s strategy to find attractive assets and then leverage its in-house skills to improve performance and financial results.  Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including (i) that the pending acquisition may not be consummated, (ii) risks related to the duration and severity of the COVID-19 virus outbreak and its impact on General Cannabis’ business specifically or economic conditions more broadly, including with respect to (a) the potential weakening of demand for General Cannabis’ products and the disruptions to the company’s supply chain, (b) the effects of shelter-in-place orders on customer demand, and (c) the impact of COVID-19 on the U.S. and global economies and financial markets, all of which could significantly harm the company’s results of operations and financial condition, and (iii) those factors described from time to time in General Cannabis’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact:
Steve Gutterman
sgutterman@generalcann.com
303-759-1300